Exhibit 99.1

Optelecom-NKF, Inc. Stockholders Approve Merger Agreement With TKH Group N.V.

Germantown, Maryland, January 26, 2011— Optelecom-NKF, Inc. (NASDAQ: OPTC, “Optelecom-NKF”) today announced that at a special meeting of stockholders held today its stockholders approved the proposal to adopt the definitive merger agreement by and among Optelecom-NKF, TKH Group N.V. (NYSE Euronext Amsterdam, AMS: TWEKA, “TKH”) and a subsidiary of TKH.

The proposal to adopt the merger agreement required the affirmative vote of a majority of the outstanding shares of common stock of Optelecom-NKF.  Stockholders holding approximately 56.5 percent of the outstanding shares of common stock of Optelecom-NKF as of the close of business on December 7, 2010, the record date for the special meeting, voted for the proposal to adopt the merger agreement.  Of the 60 percent of outstanding shares of common stock that voted approximately 95 percent voted in favor of the merger agreement.

As a result of the merger contemplated by the merger agreement, each outstanding share of Optelecom-NKF common stock immediately before the completion of the merger will be cancelled and automatically converted into the right to receive $2.45 in cash, without interest and less any applicable withholding taxes, and Optelecom-NKF will become an indirect wholly-owned subsidiary of TKH.  Subject to the satisfaction or waiver of certain conditions set forth in the merger agreement and described in detail in the Definitive Proxy Statement on Schedule 14A filed by Optelecom-NKF with the Securities and Exchange Commission on December 20, 2010, Optelecom-NKF expects to close the merger on January 27, 2011.

Optelecom-NKF was advised by Seale Capital, Inc. and TKH was advised by ING Financial Markets LLC.

About Optelecom-NKF

Optelecom-NKF is a global supplier of advanced video surveillance solutions. Its range includes IP cameras, video servers/codecs, network video recorders, fiber transmission equipment, video management software, and video analytics. It delivers complete solutions for traffic monitoring and security of airports, seaports, casinos, prisons, utilities, public transit, city centers, hospitals, and corporate campuses.

Founded in 1972, Optelecom-NKF has a strong track record in providing its customers with expert technical advice and support in addition to products that are developed and tested for professional and mission critical applications. All Optelecom-NKF IP surveillance solutions are marketed under the Siqura® name.

About TKH

Technology company TKH Group N.V. (“TKH”) in the Netherlands, is an internationally active group of companies that specialises in creating and supplying innovative Telecom, Building and Industrial Solutions. In TKH’s business segments basic technologies in the fields of ICT and electro-technology from the various operating companies are combined — frequently in partnership with suppliers — to develop total solutions. Telecom Solutions develops, produces and supplies systems ranging from outdoor infrastructure for telecom networks through to indoor home networking applications. Building Solutions develops, produces and supplies solutions in the field of efficient electro-technology ranging from applications within buildings through to technical systems that — combined with software — provide efficiency solutions for the care and security sectors. Industrial Solutions, develops, produces and supplies solutions ranging from specialty cable, “plug and play” cable systems through to integrated systems for the production of car and truck tyres. Growth is concentrated in North West and Central and Eastern Europe and Asia. In 2009, TKH booked turnover of €726 million with a workforce of 3,564 employees. TKH shares are listed on the NYSE Euronext Amsterdam. For more information, please visit TKH Group’s website: www.tkhgroup.com.

Caution Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected closing of the proposed merger.  All forward-looking statements included in this communication are based on information available to Optelecom-NKF on the date hereof.  In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” or variations of such words, similar expressions, or the negative of these terms or, other comparable terminology.  No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Optelecom-NKF results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements.  Neither Optelecom-NKF nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements and there are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Optelecom-NKF’s control.  These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required approvals; failure to consummate or a delay in consummating the transaction for other reasons, changes in laws or regulations; and changes in general economic conditions.  Optelecom-NKF undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information please refer to Optelecom-NKF’s Definitive Proxy Statement on Schedule 14A filed with the SEC on December 20, 2010 and Optelecom-NKF’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.